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                  [CALFEE, HALTER AND GRISWOLD LLP LETTERHEAD]


                                                                     EXHIBIT 5.1

                               September 19, 1997

RPM, Inc.
2629 Pearl Road
P.O. Box 777
Medina, Ohio 44258

        We are familiar with the proceedings taken and proposed to be taken by RPM, Inc., an Ohio corporation (the "Company"), with respect to 3,600,000 Common Shares, without par value (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1996 Key Employees Stock Option Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

        In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized and, when offered and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

        This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Shares, and this letter and the opinion stated herein may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

        We are attorneys licensed to practice law in the State of Ohio. The opinion expressed herein is limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Respectfully submitted,



                                          CALFEE, HALTER & GRISWOLD LLP